EXHIBIT 10.8

                         TRIPLE NET REAL PROPERTY LEASE
                             (Multi-Tenant Building)



     THIS TRIPLE NET REAL PROPERTY LEASE (this "Lease"), dated for reference purposes only as of February 16, 1998, is made and entered into by and between BATH STREET PARTNERS, a California limited partnership (the "Landlord"), and AVTEL COMMUNICATIONS, INC., a Delaware corporation (the "Tenant"), who, intending to be legally bound, agree as follows:

1.   LEASED PREMISES

     Landlord leases to Tenant, and Tenant leases from Landlord, those certain premises identified as the entire first floor of the building located at 505 Bath Street, Santa Barbara, California (the "Building"), as depicted on the Plot Plan attached as Exhibit A (the "Premises"), together with all fixtures presently located in the Premises, upon the terms and conditions set forth below. Landlord and Tenant acknowledge and agree that the Premises consist of 6,978 square feet. The Premises do not include approximately 1,317 square feet on the first floor of the Building comprised of the stair and elevator wells, pump rooms, back reception area, the electric room, and the mail room.

     1.1 Acceptance of Condition. Landlord shall remove all of the prior tenant's furnishings prior to the Commencement Date. The Premises are accepted "AS IS" by Tenant, after Tenant's inspection, in the condition in which they exist as of the execution of this Lease. Tenant acknowledges that there are no warranties, express or implied, made by Landlord with regard to the Premises.

     1.2 Parking. Tenant shall have the nonexclusive right, in common with the other tenants of the Building, to use parking spaces used by all tenants of the Building. Prior to the Commencement Date, Landlord shall cause all existing reserved spaces for the Building to be relocated or eliminated.

     1.3 Phone Room. Landlord shall have reasonable access to the main phone room in the Premises with 24 hours' prior notice except in the event of an emergency. Tenant may relocate the other tenant's phone and computer equipment from this room at Tenant's expense and with Landlord's prior approval of the relocation site.

     1.4 New Address. Tenant shall, within ninety (90) days from the Commencement Date, take such actions as may be necessary to obtain a separate street address for the Premises. From and after the date that a separate street address is obtained for the Premises, the Premises shall be deemed to refer to such new street address.

2.   TERM

     2.1 Initial Term. The term of this Lease (the "Term") shall commence thirty
(30) days from the execution of this Lease by Landlord and Tenant (the "Commencement Date"). The Term shall expire upon the passage of five (5) years from that date, unless sooner terminated as provided in this Lease.

     2.2 Options to Extend. Landlord hereby grants to Tenant, on the terms and conditions set forth below, one (1) conditional option (the "Option") to extend the term of this Lease for an additional period of five (5) years (the "Renewal Term"). The Renewal Term shall be subject to all of the provisions of this Lease. Landlord has no duty whatsoever to advise or remind Tenant of its rights hereunder. The right of Tenant to exercise the Renewal Term to extend the




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term of the Lease is subject to the satisfaction of the following conditions precedent:

          2.2.1 The Lease shall be in effect at the time notice of exercise is given and on the last day of the expiring term of the Lease;

          2.2.2 Landlord shall not, in good faith, have at any time served Tenant with a three-day notice to pay rent or quit under California Code of Civil Procedure Section 1161 during the preceding term of the Lease;

          2.2.3 Tenant shall not be in default at the time notice of exercise is given or on the last day of the then-expiring term of the Lease; and

          2.2.4 Tenant shall have given notice of exercise of its Option pursuant to this Section 2.2 not less than one hundred eighty days, nor more than two hundred ten days, prior to the expiration of the then-expiring term of this Lease.

3.    RENT

     Commencing thirty days from the Commencement Date (the "Rent Commencement Date"), Tenant shall pay to Landlord the minimum monthly rent provided in
Section 3.1, all Operating Costs provided in Section 3.2, and any other payments required under the terms of this Lease, without set-off or reduction. All such sums owing under this Lease shall be considered additional rent ("Rent") and shall be payable at Landlord's office identified on the signature page of this Lease. Minimum monthly rent and all additional Rent shall be payable in advance, commencing on the Rent Commencement Date, and continuing on the first day of each month thereafter during the term of this Lease, without reduction or set-off (except as otherwise expressly provided in Section 3.5). Upon execution of this Lease, Tenant shall prepay the first month's minimum monthly rent that would otherwise be due on the Rent Commencement Date. Should the Rent Commencement Date be a date other than the first day of a month, then the rent due on the Rent Commencement Date shall be prorated, on the basis of a thirty-day month, for the number of days between the Rent Commencement Date (including the Commencement Date) and the end of the month in which the Rent Commencement Date occurs.

     3.1  Minimum Monthly Rent.

          3.1.1 The minimum monthly rent payable from the Rent Commencement Date through the expiration of the first twelve (12) months of the Term shall be One Dollar and Seventy Cents ($1.70) per square foot, or Eleven Thousand Eight Hundred Sixty-Two Dollars and Sixty Cents ($11,862.60).

          3.1.2 The minimum monthly rent shall be adjusted upon the expiration of the first year of the Term and each year thereafter. Commencing on the first day of the thirteenth month of the Term (the "Adjustment Date"), the parties shall ascertain from the official Consumer's Price Index for Urban Wage Earners and Clerical Workers, All Items, for the Los Angeles, Anaheim-Riverside area, 1982-1984=100 Base, as published by the United States Department of Labor, Bureau of Labor Statistics (the "Index") the Index figure for the month four months preceding the Commencement Date (the "Base Index"), and for the corresponding month prior to the Adjustment Date (the "Adjustment Index"). The minimum monthly rent payable from each Adjustment Date until the next date upon which minimum monthly rent is adjusted as provided in this Lease shall be determined by multiplying the minimum monthly rent payable at the Rent Commencement Date by a fraction, the numerator of which shall be the Adjustment Index, and the denominator of which shall be the Base Index. Notwithstanding the preceding, in no event will the adjusted minimum monthly rent be less than two percent (2%) more than the minimum monthly rent in effect prior to the Adjustment Date, nor more than five percent (5%) more than the minimum monthly rent in effect prior to the Adjustment Date.





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               A. If the Index is no longer  published on the  Adjustment  Date, then appropriate reference figures for the Base Index and the Adjustment Index shall be derived from any successor or comparable index mutually agreed by the parties to be authoritative. If the parties are unable to agree, then the substituted index shall be selected by the then-presiding judge of the Santa Barbara County, California Superior Court upon the application of either party.

               B. The parties acknowledge that the Adjustment Index may not be available on the Adjustment Date. In such event, the minimum monthly rent in effect immediately prior to the Adjustment Date shall continue in effect until the appropriate Index figure is available. At that time, an appropriate adjustment shall be made (retroactive to the Adjustment Date) between Landlord and Tenant with respect to the minimum monthly rent payable by Tenant. Any amounts then determined to be owing by Tenant to Landlord shall be paid by Tenant within ten (10) days following Landlord's delivery to Tenant of written notice of the appropriate adjustment. No delay by Landlord in the delivery of any such notice shall constitute a waiver by Landlord of the right to receive any rent owing.

          3.1.3 The minimum monthly rent payable during the first year of the Renewal Term shall be the greater of (a) the Fair Market Rental of the Premises upon the commencement of any such Renewal Term, or (b) the minimum monthly rent in effect immediately prior to the expiration of the immediately preceding Initial Term. Such Fair Market Rental shall be determined in accordance with the provisions of this Section 3.1.3.

               A. The following definitions shall apply for the purposes of this
Section 3.1.3:

                    (1) "Fair Market Rental" means the price at which a willing landlord and a willing tenant would rent the Premises, or similar first class premises having comparable visibility, parking, access and location that the Premises have, neither being under abnormal pressure to rent. For the purposes of determining such Fair Market Rental, it shall be assumed that the Tenant will not require that any tenant improvements be made to the Premises in connection with its occupancy. The Fair Market Rental shall be determined by giving appropriate consideration to rental rates per rentable square foot, the type of escalation clauses contained in leases for comparable premises, the length of the Renewal Term, the fact that this Lease is a Triple Net Lease, the location of the Premises being leased and other generally applicable terms and conditions of leases for comparable premises.

                    (2) "Qualified Appraiser" shall mean a State certified general real estate appraiser qualified for commercial lease rental appraisals of the type of property and the improvements then comprising the Premises with at least five years' full-time commercial appraisal experience in Santa Barbara County.

               B. Commencing six months prior to the expiration of the Initial Term, if Tenant has properly exercised its Option for the Renewal Term, Landlord and Tenant shall attempt to agree upon the Fair Market Rental for the Premises within fifteen days. If Landlord and Tenant are able to agree on such Fair
Market Rental, the amount so agreed upon shall become the Fair Market Rental upon the commencement of the Renewal Term.

               C. If Landlord and Tenant fail to agree upon the Fair Market Rental within the fifteen-day period set forth in Subsection B, above, then within ten days following the expiration of such fifteen-day period Landlord shall appoint a Qualified Appraiser, at its sole cost and expense, to appraise the Fair Market Rental of the Premises within thirty days following the appointment of the appraiser. Following such determination, Landlord shall give notice to Tenant of the appraised Fair Market Rental of the Premises. If Tenant does not dispute such appraised Fair Market Rental, it shall be the Fair Market




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Rental  upon the  commencement  of the Renewal  Term.  If Tenant  disputes  such appraised Fair Market Rental, then within ten days after the delivery of notice of such Fair Market Rental delivered by Landlord, Tenant shall appoint a Qualified Appraiser, at its sole cost and expense, to appraise the Fair Market Rental of the Premises within thirty days following the appointment of the second appraiser. Within ten days following the completion of the second appraisal, the two appraisers so appointed shall endeavor to agree upon a Fair Market Rental for the Premises.

               D. If such two appraisers are able to agree as to the Fair Market Rental of the Premises within ten days after the second appraisal has been completed, then the appraisers shall so inform Landlord and Tenant of their decision, and such agreed upon Fair Market Rental shall become the Fair Market Rental upon the commencement of the Renewal Term. If such appraisers are unable to agree on the Fair Market Rental for the Premises within such ten-day period, then the appraisers shall, within five days of the expiration of such ten-day period, designate a third Qualified Appraiser and give written notice to Landlord and Tenant of their inability to agree and the Fair Market Rental proposed by each appraiser. Such notice shall also specify the third Qualified Appraiser designated by such two appraisers. Either Landlord or Tenant may appoint such designated third Qualified Appraiser to assist in the determination of Fair Market Rental by delivering written notice of such election to the other within five days of the expiration of such ten-day period without an agreement as to the Fair Market Rental by the two Qualified Appraisers. If a third Qualified Appraiser is appointed, then the fees and costs of the third appraiser shall be borne equally by Landlord and Tenant.

               E. Upon appointment of the third Qualified Appraiser, the three appraisers shall meet and attempt to reach agreement upon the Fair Market Rental for the Premises for the Renewal Term within the ten-day period following the appointment of the third Qualified Appraiser. If the three Qualified Appraisers are able to reach unanimous agreement regarding the Fair Market Rental, the agreed upon Fair Market Rental shall become the Fair Market Rental upon the commencement of the Renewal Term. If the three Qualified Appraisers are unable to agree upon the Fair Market Rental, then the Third Qualified Appraiser shall appraise the Fair Market Rental of the Premises within thirty days following the expiration of such ten-day period. On or prior to the expiration of such thirty-day period, the three Qualified Appraisers shall give Landlord and Tenant written notice of their inability to agree and the Fair Market Rentals proposed by each appraiser. If the highest appraised Fair Market Rental is more than one hundred five percent (105%) of the middle appraised Fair Market Rental, then the highest appraised Fair Market Rental shall be disregarded. If the lowest appraised Fair Market Rental is less than ninety-five percent (95%) of the middle appraised Fair Market Rental, then the lowest appraised Fair Market Rental shall be disregarded. If there is then only one remaining appraised Fair Market Rental, it shall be the Fair Market Rental upon the commencement of the Renewal Term. If there is then more than one remaining appraised Fair Market Rental, the remaining appraised Fair Market Rentals shall be averaged and the average of such appraised Fair Market Rentals shall be the Fair Market Rental upon the commencement of the Renewal Term.

               F. If the appraisal proceedings provided for in this Section are not complete prior to the commencement of the Renewal Term, then Tenant shall pay the minimum monthly rent in effect immediately prior to such Renewal Term until the appraisal proceedings have been completed and a new minimum monthly rent is determined. Once the new minimum monthly rent has been determined, a retroactive adjustment to such rent shall be made, effective as of the commencement date of the Renewal Term. Within ten days after the date on which the new minimum monthly rent has been determined, (1) Tenant shall pay any deficiency owing to Landlord, and (2) Landlord and Tenant shall enter into a written agreement setting forth the minimum monthly rent upon the commencement of the Renewal Term.





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               G. Following the  establishment  of the minimum monthly rent upon the commencement of the Renewal Term, such minimum monthly rent shall be adjusted as provided herein. The adjustment shall be made in accordance with the
provisions  of  Section  3.1.2,  with  the  following  modifications:   (1)  all
references  to the "Initial  Term" shall be deemed to refer to the Renewal Term;
(2) the term "Commencement Date" shall refer to the first day of the Renewal Term; and (3) the term "Rent Commencement Date" shall be deemed to refer to the first day of such Renewal Term.

     3.2  Common Area Expenses; Operating Costs.

          3.2.1 In addition to any other payments due under this Lease, Tenant shall pay to Landlord, as additional rent, Tenant's monthly proportionate share of Landlord's estimated total Operating Costs. Such payments shall commence on the Rent Commencement Date and continue thereafter through the end of the Term. For the purposes of this Lease, the term "Operating Costs" shall mean all costs and expenses whatsoever incurred or accrued by Landlord in connection with the ownership, operation, maintenance, repair and improvement of the Premises, the common areas, the Building and the land upon which the Building is situated (collectively, the "Property"), except as otherwise specifically provided in this Lease. Tenant's proportionate share of the total Operating Costs (the "Tenant's Proportionate Share") shall be forty-three percent (43%). Landlord estimates that Tenant's Proportionate Share of the Operating Costs will be $0.50 per square foot per month. In no event shall Tenant's Proportionate Share of the Operating Costs for the calendar year 1998 exceed $0.60 per square foot per month. After the calendar year 1998, the foregoing limitation of Tenant's Proportionate Share of the Operating Costs shall not apply.

               A. Operating Costs for any portion of Landlord's accounting period not included within the Term, or occurring prior to the Rent Commencement Date, shall be prorated on the basis of a 360-day year.

               B. The accounting period for determining Landlord's total Operating Costs shall be the calendar year, except that the first accounting period shall commence on the Rent Commencement Date and the last accounting period shall end on the date the Term expires or Lease otherwise terminates.

          3.2.2 Tenant shall pay Tenant's Proportionate Share of Operating Costs as additional rent owing in the manner provided in this Section 3.2.2.

               A. Landlord may furnish to Tenant, on the Rent Commencement Date and at the commencement of each accounting period, an estimate of the Operating Costs reasonably anticipated by Landlord for the ensuing accounting period or the remainder of such accounting period, and Tenant's Proportionate Share thereof, calculated on a monthly basis. If Tenant's Proportionate Share of the actual Operating Costs for the preceding accounting period exceeds the estimated payments made by Tenant, then Tenant shall pay any deficiency to Landlord within ten (10) days after Tenant's receipt of Landlord's statement. Should the estimated payments made by Tenant during the preceding accounting period exceed Tenant's Proportionate Share of the Operating Costs, Landlord shall credit Tenant the excess through reductions to the subsequent accounting period's payments of Tenant's Proportionate Share of Operating Costs due from Tenant.

               B. Alternatively, Landlord may bill Tenant for Tenant's Proportionate Share of the actual Operating Costs incurred by Landlord. Any such bill shall be made in arrears for Operating Costs incurred during the preceding month, and shall be due and payable within ten (10) days following delivery of such bill. The expiration of the Term shall not affect Tenant's obligation to pay its Proportionate Share of Operating Costs accrued during the last month of the Term.





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          3.2.3  As used  herein,  the term  "Operating  Costs"  shall  include, without limitation, all amounts paid or incurred by Landlord for: real property taxes and assessments, as provided in Section 4, and other taxes and assessments of any nature levied and assessed against Landlord on account of, and/or against the, Property; repair, remodeling, renovation, replacement, improvement and operation of the Property, including, without limitation, wiring, machinery and equipment, plumbing, sewers, the roof, load bearing exterior walls, joists,
supports,   subflooring,   gutters,   downspouts,   heating,   ventilating   and
air-conditioning, glass and doors, and reasonable reserves pertaining thereto; Landlord's reasonable costs of supervision and administration, including the costs of any property manager engaged by Landlord; attorneys' fees and costs not relating to a particular tenant or lease; maintenance of the Property, including, without limitation, costs of resurfacing and repainting, costs of security, cleaning, sweeping, and other services, supplies, policing, purchase, construction, location, and maintenance of refuse receptacles, maintaining and operating the heating, ventilating, and air-conditioning equipment and related distribution facilities and controls providing climatic control of the common areas, the Building and the Premises, planting and relandscaping, maintaining directional signs and other markers and lighting; premiums and deductible amounts payable on insurance purchased by Landlord as provided herein; and all costs of utilities used in connection with the maintenance, operation and management of the Property that are not separately metered and billed to particular tenants.


          3.2.4 Landlord shall keep at its principal place of business, full, accurate and separate books of account showing Landlord's Operating Costs. The statements of Landlord to Tenant shall accurately reflect the total Operating Costs shown on such books of account. These books of account shall be retained by Landlord for at least six (6) months after the close of each accounting period. Tenant shall have the right at reasonable times during the Term to inspect these books of account.

          3.2.5 Notwithstanding the foregoing, Landlord reserves the right to bill Tenant promptly for any surcharge or penalty incurred by Landlord as a result of utilities in the Premises or the Building in which the Premises are located. If such surcharge or penalty pertains to the Premises, Tenant shall pay all of such penalty or surcharge. If such surcharge or penalty relates to the Building or common area, Tenant shall pay its pro rata portion. Such payment shall be payable in full prior to the expiration of thirty (30) days from the date Landlord delivers such a statement of the amount of the surcharge to Tenant.

     3.3 Late Payment Charges. If Tenant fails to make any payment of rent within five (5) days of the date when such payment first becomes due, or if any check tendered to Landlord by Tenant is returned to Landlord by Tenant's bank for insufficient funds, then Tenant shall pay to Landlord, in addition to such payment, a late charge in the amount of five percent (5%) of the rent or other payment due. The parties agree this late payment charge is a reasonable estimate of the amount necessary to reimburse damages and additional costs not contemplated by this Lease that Landlord will incur as a result of the delinquent payment or returned check, including processing and accounting charges and late charges that may be imposed on Landlord by its lender. Upon notice of nonpayment given by Landlord to Tenant, the entire amount then due, including such late charge, shall thereafter bear interest at the highest rate permitted by law on the due date for such payment, until paid in full. Landlord's acceptance of any payment shall not constitute waiver of any late charges or interest which may be due.

     3.4 Security Deposit. On execution of this Lease, Tenant shall deposit with Landlord Eleven Thousand Eight Hundred Sixty-Two Dollars and Sixty Cents ($11,862.60), as a security deposit (the "Security Deposit") for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord may use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's




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default. Tenant shall immediately on demand pay to Landlord any amounts required to maintain the Security Deposit in the amount required to be deposited with Landlord. Upon the adjustment of any minimum monthly rent owing, Tenant shall deposit with Landlord such sum as necessary to maintain the Security Deposit in the same proportion to the minimum monthly rent then owing as the original
Security   Deposit  bore  to  the  initial  minimum  monthly  rent.   Landlord's
obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may maintain the Security Deposit separate and apart from Landlord's general funds or may commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be offset against any unpaid rent. If Tenant is not in default at the termination of this Lease, and after Tenant has vacated the Premises, then Landlord shall return the Security Deposit, less any damages, to Tenant (or at Landlord's option, to the last assignee, if any, of Tenant's interest).

     3.5 Temporary Rent Abatement. Provided that Tenant is not in default of its obligations under this Lease, minimum monthly rent shall abate for the first six
(6) months for which rent is payable in the amount of Four Thousand Six Hundred Fifty-Two Dollars ($4,652) per month, for total rent abatement of Twenty-Seven Thousand Nine Hundred Twelve Dollars ($27,912) (i.e., 6,978 square feet x $4.00 per square foot).

4.   PROPERTY TAXES AND ASSESSMENTS

     4.1 Personal Property Taxes. Tenant shall pay before delinquency all taxes assessed against any personal property of Tenant installed or located in or upon the Premises and that are attributable to any period included within the Term, whether or not such taxes are actually payable during the Term.

     4.2 Real Property Taxes. In addition to all other rent payable by Tenant, Tenant agrees to pay as additional rent Tenant's Proportionate Share of real property taxes levied and assessed against the Property. Such payments shall be made as a part of Tenant's payments of Tenant's Proportionate Share of Operating Costs, as provided above. Real property taxes for any fractional portion of a fiscal year included in the Term shall be prorated on the basis of a 360-day year.

     4.3 Taxes Defined; Special Assessments. The term "real property taxes"as used in this Section shall include, without limitation, all taxes, assessments, improvement bonds, levies and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, levied or assessed against the Property, or against Landlord as a result of its ownership thereof, including but not limited to, assessments for public improvements or benefits that are levied or assessed against the Property, and any changes in taxes resulting from a change in ownership or other reassessment, but excluding franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits tax imposed upon Landlord. If at any time during the Term, under the laws of California, or any political subdivision thereof in which the Premises are situated, a tax or excise on rents or other tax, however described, is levied or assessed against Landlord on account of the rent expressly reserved hereunder, in addition to or as a substitute in whole or in part for taxes assessed or imposed by California or such political subdivision on land and/or buildings, such tax or excise shall be included within the definition of "real property taxes", but only to the extent of the amount thereof which is lawfully assessed or imposed as a direct result of Landlord's ownership of leases related to the Property, or of the rental accruing under such leases. With respect to any assessment which may be levied against or upon the Property, and which, under the laws then in force, may be evidenced by improvement or other bonds, or may be paid in installments, Tenant shall be required to pay each year only the amount of such installments as Landlord is required to pay during such year (with appropriate proration for any partial year) and shall have no obligation to continue such payments after the expiration of the Term.

5.   UTILITIES

     Tenant shall pay when due all utility charges when separately billed to Tenant because of separate installation or connection of service by Tenant. Any utility, including, without limitation, refuse disposal, for which no separate installation or connection can be made for Tenant, shall be paid as prorated in Landlord's discretion among Tenants of the Building based on either percentage of leased space or estimated usage, as reasonably determined by Landlord. Tenant shall comply with all applicable laws and regulations and rules regarding utilities. The suspension or interruption in utility services to the Property for reasons beyond Landlord's ability to control shall not constitute a default by Landlord or entitle Tenant to any reduction or abatement of rent.

6.   LANDLORD'S MANAGEMENT OF THE BUILDING

     6.1 Management of the Building. Landlord shall have the right, at its sole cost and expense, which will be reimbursed by Tenant as an Operating Cost:

          6.1.1 To close the common areas when and to the extent necessary for maintenance or renovation purposes or to prevent a dedication of any part thereof or the accrual of any rights therein in favor of the public or any third person;

          6.1.2 To make changes to the common areas, including, without limitation, changes in the location or nature of entrances and exits;

          6.1.3 To remodel or renovate the Property and, in connection therewith, to install pipes, supports, utilities, conduits, ducts and similar fixtures beneath or through the Premises, provided that such remodeling or renovation does not substantially change the size, dimension, configuration or nature of the Premises or unreasonably interfere with Tenant's use thereof; and

          6.1.4 To change the plan of the Building to the extent necessary for its expansion, or the remodeling or renovation thereof, so long as the changes do not substantially interfere with ingress to and egress from the Premises.

     6.2 Other Tenants. Landlord reserves the right to effect such other tenancies in the Building as Landlord, in the exercise of its sole business judgment, determines will best promote Landlord's interests. Tenant acknowledges that Tenant does not rely on the fact, and Landlord does not represent, that any specific tenant, or number or type of tenants, shall occupy any space in the Building.

     6.3 Rules and Regulations. Landlord shall have the right, from time to time, to promulgate, amend and enforce against all occupants of the Building, reasonable rules and regulations for the safety, care and cleanliness of the Building, or for the preservation of good order. All such rules and regulations shall apply without discrimination to all occupants and tenants in the Building. Tenant agrees to conform to and abide by such rules and regulations. A violation of any of them shall constitute a default by Tenant under this Lease.

     6.4 Tenant's Use of Premises. Tenant agrees that the Premises shall be used and occupied only for general office use, and for no other purpose whatsoever without Landlord's prior written consent. No exclusive rights regarding use are granted. Tenant shall neither engage in nor permit others to engage in any activity or conduct that will cause the cancellation of or an increase in the premium for any fire or other insurance maintained by Landlord.


     6.5 Compliance with Law. Tenant shall, at Tenant's sole cost and expense, comply promptly and at all times with all laws, requirements, ordinances, statutes, and regulations of all municipal, state or federal authorities, or any board of fire insurance underwriters, or other similar bodies, now in force, or which may hereafter be in force, pertaining to the Building and the Premises and the occupancy thereof, including, without limitation, any law that requires alteration, maintenance or improvement of the Premises as the result of Tenant's use.

     6.6 Waste, Nuisance. Tenant shall not commit, or suffer to be committed, any waste of the Premises, or any nuisance, annoyance or other unreasonable annoyance which may disturb the quiet enjoyment of other portions of the Building or the common areas by the owners or occupants.

7.   CARE AND MAINTENANCE

     7.1 Landlord's Maintenance. Except as otherwise provided in this Lease, Landlord agrees to maintain in good condition and repair (1) the structural components of the Building, which structural components are limited to the foundation and the exterior walls; (2) the common areas and the exterior of the Building; and (3) any heating, ventilating and air conditioning systems furnished by Landlord to the common areas or to the Building. All such costs, whether related to repairs, replacements or improvements, shall be Operating Costs.

     7.2 Tenant's Maintenance. Except as otherwise provided in this Lease, Tenant, at its own cost and expense, agrees:

          7.2.1 To maintain throughout the Term in good and sanitary order, condition and repair, all portions of the Premises, including, without limitation, (1) the interior of the Premises, including flooring, exposed plumbing and wiring, paint and finish; (2) any windows, lights or skylights; (3) any storefront or portion of the Premises fronting on any common area or the exterior of the Building; (4) any heating, ventilating and air conditioning which serves only the Premises; and (5) any personal property of Tenant situated in or upon the Premises;

          7.2.2 To notify Landlord promptly of any damage to the Premises resulting from or attributable to the acts or omissions of Tenant, its invitees or its authorized representatives, or any other party and thereafter to promptly repair all such damage; and

          7.2.3 To keep the front of the Premises adjacent to any property line or common area, any area adjacent thereto, and the refuse area used by Tenant clean and neat at all times, and to remove immediately therefrom any litter, debris or other unsightly or offensive matter placed or deposited thereon by Tenant's agents or customers.

8.   IMPROVEMENT TO LEASED PREMISES

     Any improvements to the Premises shall be constructed by Tenant, or its designated agent, at Tenant's sole cost and expense. Tenant shall pay, prior to delinquency, absolutely all costs for such improvements.

     8.1 Conditions to Commencement of Construction. Before construction of the improvements is commenced on the Premises, and before any building materials have been delivered thereto by or pursuant to the authority or request of Tenant, Tenant shall comply with the following conditions, or obtain Landlord's prior written waiver thereof:

          8.1.1 Tenant shall prepare and deliver to Landlord for approval a complete set of all preliminary and final plans and specifications to be utilized by Tenant for the purpose of constructing the new improvements. Tenant must obtain the written approval of Landlord to the final plans and specifications prior to the commencement of any construction work. Tenant will reimburse Landlord for Landlord's architect's or contractor's charges to review these plans. Landlord shall not unreasonably withhold approval of the plans and specifications. No review, inspection or approval by Landlord, or its architect, shall relieve Tenant of any liability or create any obligation or responsibility for Landlord.

          8.1.2 Tenant shall give Landlord at least fifteen (15) days' written notice prior to (a) the commencement of construction of any tenant improvements, or (b) the delivery of any building materials to the site. Landlord, or, upon request, Tenant, as the agent of Landlord, shall post on and affix to the Premises a "Notice of Non-Responsibility" in the name and on behalf of Landlord, as provided in Sections 3094 and 3129 of the California Civil Code, and shall cause such Notice to be recorded promptly following posting in the Santa Barbara County Recorder's Office.

          8.1.3 Tenant shall purchase and maintain in effect, until a Notice of Completion is filed and recorded, insurance coverage for all-risk "Builders' Risk" or "Course of Construction" insurance and "Worker's Compensation" insurance covering all persons employed in connection with the construction of the improvements and with respect to whom claims could be asserted against Landlord, the Building or the Premises. Tenant shall furnish to Landlord certificates of such insurance, and evidence of the payment of premiums therefor, and for any other insurance required by the provisions of this Lease to be furnished by Tenant.

          8.1.4 Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant. Landlord reserves the right to require Tenant to deliver to Landlord payment and performance bonds in an amount equal to one hundred fifty percent (150%) of the estimated cost of the work undertaken by Tenant pursuant hereto. Tenant promptly shall cause the elimination and removal of any mechanic's, materialmen's or other liens arising out of any improvements performed, materials furnished or obliga-

tions incurred by or on behalf of Tenant in connection with any tenant improvements in accordance with Section 9.2.

     8.2 Construction of Improvements. Tenant warrants and covenants to Landlord that:

          8.2.1 The improvements shall be of good quality and the development and construction work shall be performed in a good and workmanlike manner, consistent with and comparable to standards of practice in the area in which the Building is located for similar space of first-class construction;

          8.2.2  Tenant  shall  secure or cause to be secured  all  permits  and licenses necessary for the proper construction and completion of the improvements, and shall assume full responsibility for the compliance of Tenant and the improvements with all governmental laws, codes, ordinances, regulations and standards applicable thereto; and

          8.2.3 The improvements shall be constructed in accordance with the plans and specifications. All such improvements shall be completed by Tenant and a certificate of occupancy for the Premises shall be obtained by Tenant on or before the Commencement Date. Tenant shall give notice to Landlord of the imminent completion of the improvements not less than ten (10) days prior to their expected completion. Promptly upon completion of the improvements, Tenant shall cause a "Notice of Completion" as described in Section 3093 of the California Civil Code, to be filed and recorded in the manner provided by such Section.

     8.3 Cooperation by Landlord. Landlord agrees, upon the request of Tenant, to join with Tenant to execute and deliver such documents and instruments as may be necessary or proper for applying for or obtaining any permits, licenses, approvals or records as may be necessary or appropriate to the construction of the improvements and operation of the Premises. Landlord shall incur no expense and no liability as a result of such cooperation. Landlord shall have the right to approve any conditions imposed by any governmental agency in connection with obtaining any such permits, or other documents or approvals, which may impact the Premises separate and apart from Tenant's occupancy thereof, which approval shall not be withheld unreasonably.

     8.4 Ownership of Improvements. All of Tenant's improvements constructed hereunder, and all subsequent additions and alterations thereto and replacements thereof, shall be deemed affixed to, become and remain a part of the Premises and shall not be removed, encumbered, transferred or materially altered except as provided by this Lease. Upon the expiration of the Term, or upon the sooner termination of this Lease, all of the improvements other than Tenant's personal property, removable trade fixtures and equipment, shall become the property of Landlord without further obligation to Tenant.

9.   ALTERATIONS; LIENS

     9.1 Changes by Tenant. Following the completion of the improvements contemplated by Section 8, if any, any alterations, additions, improvements or changes, including any remodeling or redecorating, that Tenant may desire to make in, to or upon the Premises, shall be made at Tenant's sole cost and expense. Prior to undertaking any such alterations, Tenant shall first submit the plans and specifications therefor to Landlord and obtain the consent of Landlord thereto in writing. The parties' rights and obligations with respect to such alterations, additions, improvements or changes shall be identical to those rights and remedies concerning Tenant's construction of improvements, as set forth in Section 8. Should Landlord so elect, any such alterations, additions, improvements or changes shall become a part of the Premises at the expiration or sooner termination of the Lease, and shall be surrendered to Landlord upon the expiration of the Term or the sooner termination of this Lease. Alternatively, at any time prior to the ten (10) days following the expiration or sooner termination of this Lease, Landlord may elect to have Tenant remove any such alterations, additions or improvements. In such case, Tenant shall so remove such items within ten (10) days following Tenant's receipt of Landlord's notice of election, and shall restore the Premises to the condition in which they existed prior to the completion of the work that Landlord specifies should be removed.

     9.2 Mechanic's Liens. Tenant agrees to keep the Premises, and any improvements thereon, at all times free of mechanic's liens and other liens for labor, services, supplies, equipment or material purchased by or directly or indirectly furnished to Tenant. Tenant, however, shall have the right to contest the validity or amount of any such lien as filed upon posting a bond in an amount equal to one hundred fifty percent (150%) of the dollar amount sufficient to discharge the lien. Upon the final determination of any such contest, Tenant shall immediately pay and discharge any judgment rendered, together with all costs and charges incidental thereto, and shall cause the lien thereof to be released from the Premises. If Tenant fails, within thirty (30) days after notice of the filing of any such lien, to discharge or cause the release of such liens or charges or to contest the same and post bond as above provided for, then Landlord, at Landlord's option, may satisfy such liens by payment. In such event, the amount of such payment, together with interest thereon at the maximum rate permitted by law, from the time the payment is so made until repayment the-

reof, shall be payable by Tenant at the time installment of rent shall be due and payable. Tenant shall reimburse Landlord, within ten days following written demand, for all costs and expenses, including, without limitation, attorneys' fees, incurred by Landlord in connection with addressing any mechanic's liens or similar claims related to Tenant's occupancy of the Premises.

10.  TENANT'S PERSONAL PROPERTY

     10.1 Installation of Property. Landlord shall have no interest in any removable equipment, furniture or trade fixtures owned by Tenant or installed in or upon the Premises solely at the cost and expense of Tenant. Prior to creating or permitting the creation of any lien or security or reversionary interest in any removable personal property to be placed in or upon the Premises, Tenant shall obtain the written agreement of the party holding such lien or interest to make such repairs required by the removal of such property as may be necessary to restore the Premises to good condition and repair, excepting only reasonable wear and tear, in the event such property is thereafter removed from the Premises by such party, or by any agent or representative thereof or purchaser therefrom, without any cost or expense to Landlord.

     10.2 Removal of Personal Property. Tenant shall have the right to remove at its own cost and expense upon the expiration of this Lease all removable equipment, furniture or trade fixtures owned by or installed at the expense of Tenant on the Premises during the Term. All such personal property shall be removed prior to the close of business on the last day of the Term. Tenant shall make such repairs required by the removal of such property and any damage resulting therefrom as may be necessary to restore the Premises to good condition and repair, excepting only reasonable wear and tear. Any such property not so removed shall be deemed to have been abandoned or, at the option of Landlord, shall be removed and placed in storage for the account and at the cost and expense of Tenant.

11.  WAIVER AND INDEMNITY

     This Lease is made upon the express condition that Landlord is to be free from all liability and claims for damages by reason of any injury to any person and damage to any property (including Tenant's), resulting from any cause whatsoever while in, upon, about, or in any way connected with the Premises or the Building in which the Premises is located, during the Term. In no event shall Landlord be liable for events that occur in the common areas, or for damage or injury caused by fire, utility outage or interruption, pipe or sprinkler leakage, or similar causes. Tenant waives all claims against Landlord for, and agrees to defend with counsel acceptable to Landlord, and to indemnify and hold Landlord harmless from, any loss or liability, and all costs or expenses, including attorneys' fees and costs of defense, arising from or attributable to any such injury or damage from any cause at any time related in any way to the Premises during the term hereof, other than those caused by the gross negligence or willful misconduct of Landlord, to the extent of such gross negligence or willful misconduct. This Section 11 shall survive the termination of the Lease.

12.  INSURANCE, PUBLIC LIABILITY AND PROPERTY DAMAGE

     12.1 Insurance Coverage. Tenant agrees to maintain in force throughout the Term, at Tenant's sole cost and expense, comprehensive general liability insurance with a broad form general liability endorsement insuring against any liability to the public for any claim for damages due to death, bodily injury or property damage related to the use of or resulting from any accident occurring in or about the Premises, with single limit coverage of not less than $1,000,000 for any loss and $3,000,000 for any policy period.

          12.1.1 Such policy shall insure the contingent liability of Landlord and the performance by Tenant of its indemnity obligations under this Lease. Landlord shall be named as an additional insured in such policy, and such policy shall contain a cross-liability endorsement.

          12.1.2 Tenant further agrees that the amount of the insurance coverage shall be reviewed every three (3) years, at least sixty (60) days before the expiration of a three-year period. If the parties are unable to agree upon the amount of such coverage, Tenant shall be required to maintain for the next three-year period (or prior to the expiration of the Term, whichever is less) the amount of coverage recommended in writing by an insurer selected by Landlord.

     12.2 Tenant's Property Insurance. Tenant, at its own cost, shall maintain on all of its personal property and removable fixtures and equipment situated in, on or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements (and sprinkler leakage and earthquake sprinkler leakage endorsements, if the Building has sprinklers), to the extent of at least one hundred percent (100%) of their actual replacement cost. The proceeds of any such policy that become payable due to damage, loss or destruction of such property shall be used by Tenant for the repair or replacement of such property.

     12.3      Miscellaneous Insurance Provisions.

          12.3.1 Each policy of insurance required of Tenant by this Lease shall be a primary policy, issued by an insurance company reasonably satisfactory to Landlord, and shall contain an endorsement requiring thirty (30) days' written notice from the insurer to Landlord before cancellation or change in the nature, scope or amount of coverage. Each policy of insurance maintained by Tenant shall be primary and noncontributing with any policy maintained by Landlord. Each policy, or a certificate of the policy, together with evidence of the payment of premiums, shall be deposited with Landlord at the commencement of the Term of this Lease and prior to any expiration of any such policy.

          12.3.2 Landlord and Tenant each release the other, and their respective agents and representatives, from any claims for damage to any person or to the Premises and to the fixtures and personal property situated therein, resulting from or attributable to any risk insured under any insurance policies carried by the parties and in force at the time of the damage. Each party shall cause any insurer providing insurance to it pursuant to this Lease to waive all rights or recovery by way of subrogation against either party by virtue of the payment of any loss under such insurance. Such waiver shall be effective as long as such insurance is required under the provisions of this Lease.

     12.4 Casualty Insurance; Damage or Destruction. Landlord shall, at all times during the Term, keep the Building and improvements in which the Premises are situated insured against loss or damage by fire and the perils covered by a combined single limit bodily injury and broad form property damage insurance policy, extended coverage, or an "all risk" insurance, with inflation guard, vandalism and malicious mischief endorsements, zoning ordinance coverage, and any other endorsements selected by Landlord. Landlord, at its discretion, may purchase (a) an earthquake policy of insurance and zoning ordinance coverage, in any amount sufficient to prevent either Landlord or Tenant from becoming a co-insured under the provisions of the policies, (b) a policy of rental value or rent continuation insurance for a period of one year, and (c) any other insurance that may be required from time to time by Landlord's lender. In addition, Landlord may purchase any other insurance which it, in its sole discretion, deems necessary or desirable. All such insurance shall be payable to Landlord and the holder of any encumbrances on the Property as their interests may appear. All of the costs and expenses and deductible amounts of such insurance shall be an Operating Cost.

     12.5      Insurable Casualty Loss.

          12.5.1 Except as provided in Section 12.5.2, in the event the Premises, or the Building in which the Premises are situated, is damaged or destroyed as the result of any risk required to be insured against by this
Section 12, then Landlord shall forthwith restore the Premises or the Building to substantially the same condition as existed immediately prior to such damage or destruction. Any insurance proceeds remaining after the completion of such work shall belong to Landlord. Except as otherwise provided in Section 12.5.2, below, any amount by which the cost of such repair and the deductible amount required by such insurance policies exceeds the amount of such insurance proceeds shall be deemed an Operating Cost pursuant to Section 3.2.

          12.5.2 If at any time during the Term, the Premises are totally destroyed, or are sufficiently damaged to render them unusable without substantial repair or reconstruction, due to a casualty required to be insured against as provided herein, or should then applicable laws or zoning ordinances preclude the restoration or repair of the Premises, or should the costs of restoration exceed five percent (5%) of the amount of the insurance proceeds, then Landlord shall have the option, exercisable by giving at least ten (10) days' prior written notice to Tenant within one hundred twenty (120) days after the occurrence of any such casualty, to terminate this Lease.

     12.6      Uninsured Casualty Loss.

          12.6.1 If, during the Term, the Premises or the Building are damaged or partially destroyed from a risk not required to be insured against by this
Section 12, Landlord shall restore the Premises to substantially the same condition as existed immediately prior to such damage or destruction.

          12.6.2 If the costs of repair or restoration necessitated by an uninsured casualty loss exceed five percent (5%) of the then replacement value of the Premises, then Landlord shall have the option, exercisable by giving at least ten (10) days' prior written notice to Tenant within one hundred twenty
(120) days after the occurrence of any such casualty, to terminate this Lease.

     12.7 Termination; Abatement of Rent. This Lease shall not be terminated by any damage to or destruction of the Premises or other improvements of which the Premises are a part, unless notice of termination is given by Landlord to Tenant as provided by this Section 12. Tenant waives the provisions of Section 1932(2) and 1933(4) of the California Civil Code with respect to any such damage or destruction.

          12.7.1 Should the Premises be damaged or destroyed at any time during the Term, there shall be an abatement or reduction of the minimum monthly rent, between the date of destruction and the date of completion of restoration, based on the extent to which the destruction interferes with Tenant's use of the Premises.

          12.7.2 Should it be determined by Landlord that then-applicable laws or zoning ordinances would preclude the restoration or replacement of the Premises in a manner that will result in the approximate functional equivalent of the Premises, then Landlord shall have the right to terminate this Lease within ninety (90) days of such determination by giving written notice of termination to Tenant.

     12.8 Notice; Tenant's Right to Terminate. Notwithstanding any provision of this Lease to the contrary, if Landlord determines in good faith that the repair and restoration of the Premises to be made by Landlord pursuant to this Section 12 reasonably cannot be made within eighteen (18) months following the occurrence of any casualty, Landlord shall give written notice of such determination to Tenant within ninety (90) days following the occurrence of the casualty. Tenant may terminate this Lease only by written notice given to Landlord within thirty (30) days after receipt by Tenant of Landlord's notice of such determination.

13.  CONDEMNATION

     13.1      Entire Premises.  Should title or possession of the whole of the

Premises or the Building be taken by duly constituted authority in condemnation proceedings under the exercise of the right of eminent domain, or should a partial taking render the remaining portion of the Premises wholly unacceptable for occupation, then this Lease shall terminate upon the vesting of title or taking of possession.

     13.2      Partial Taking.

          13.2.1 Landlord shall have the right to terminate this Lease upon such thirty (30) days' notice if title to a portion of the Premises is taken in connection with, or by deed in lieu of, any condemnation proceedings under the exercise of the right of eminent domain, and is such as to prevent Tenant from using the Premises, or the remaining portion, in substantially the same manner as they were used prior to such taking. If Landlord does not terminate this Lease as provided herein, then this Lease shall remain in full force and effect. In such event, Landlord shall promptly make any necessary repairs or restoration at the cost and expense of Landlord. The minimum monthly rent from and after the date of the taking shall be reduced in the proportion that the value of the area of the portion of the Premises taken bears to the total value of the Premises immediately prior to the date of such taking or conveyance.

          13.2.2 Each party  waives the  provisions  of Code of Civil  Procedure
Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises. Any dispute between the parties concerning the extent to which a partial taking by eminent domain interferes with the use and occupancy of the Premises by Tenant shall be settled by arbitration in the city in which the Premises are located, in accordance with the rules of the American Arbitration Association then in effect.

     13.3 Conveyance Under Threat of Condemnation. Any sale or conveyance by Landlord to any person or entity having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain under this Section 13.

     13.4 Awards and Damages. All payments made on account of any taking by eminent domain shall be made to Landlord, except that Tenant shall be entitled to any payment or award made for or attributable to the reasonable removal and relocation costs of any removable property that Tenant has the right to remove, or for loss and damage to any such property that Tenant elects or is not required to remove.

14.  ASSIGNING, MORTGAGING, SUBLETTING OR CHANGE IN OWNERSHIP

     14.1 Limitation. Tenant shall not transfer, assign, sublet, mortgage, hypothecate, share rights in this Lease or Tenant's interest in the Premises, or permit any other person or entity to use the Premises (collectively, a "Transfer"), without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld. Any attempted Transfer without Landlord's written consent shall be void and shall constitute a material default under this Lease. Tenant agrees to reimburse Landlord for Landlord's attorneys' fees (if any) incurred in connection with any requested Transfer by Tenant of Tenant's rights hereunder.

     14.2 Deemed Transfer. If Tenant is a nonpublicly traded corporation, or an unincorporated association or partnership, any direct or indirect cumulative transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of thirty percent (30%) of the beneficial ownership thereof (or, in the case of a partnership, of the beneficial ownership thereof or of the general partner interest thereof) shall be deemed a Transfer within the meaning and provisions of this Section 14 and subject to its provisions.

     14.3 Standard for Consent. If Tenant desires at any time to assign this Lease or to sublease the Premises, or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (a) the name of the proposed subtenant or assignee and the proposed guarantors of such subtenant's or assignee's obligations; (b) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (c) the terms and provisions of the proposed sale, transfer or sublease of Tenant's business and leasehold interest, including the price, rent and terms of payment; and (d) any other information required by Landlord. Landlord shall not unreasonably withhold its consent provided: (i) the use of the Premises remains the same as provided in this Lease (unless Landlord, for reasonable cause, decides that the use and/or the location of the use is incompatible with Landlord's present or future plans for operation of the Property); (ii) the proposed subtenant or assignee and their respective guarantors demonstrate that it is financially responsible by submission to Landlord of such reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord's consent, and statements of income or profit and loss of the proposed subtenant or assignee and guarantor for the two-year period preceding the request for Landlord's consent; (iii) the proposed subtenant or assignee demonstrates a record of successful experience in operating the same type of business by submission to Landlord of such reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a written statement in reasonable detail as to the business experience of the proposed subtenant or assignee during the five (5) years preceding the request for Landlord's consent; and (iv) the proposed subtenant or assignee has a reputation for honesty and is of good moral character. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder.

     14.4 Conditions. Each Transfer to which there has been consent shall be by an instrument in writing, in a form satisfactory to Landlord. Such instrument shall be executed by the transferor, assignor, sublessor, hypothecator or mortgagor and the transferee, assignee, sublessee, mortgagee or other person or entity, as the case may be. Each transferee, assignee, sublessee, mortgagee or other person or entity shall agree in writing for the benefit of Landlord to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be performed by Tenant, including the payment of all amounts due, or to become due, under this Lease. In addition, as conditions precedent to Landlord's consent to any Transfer of this Lease, Landlord may require any or all of the following:

          14.4.1 Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord's interest under this Lease will not thereby be diminished or reduced, which evidence shall include, but not need be limited to, evidence respecting the relevant business experience and financial responsibility and status of the third party concerned;

          14.4.2 If the Transfer provides for the receipt by, on behalf of, or on account of Tenant of any consideration or any kind whatsoever (including, but not by way of limitation, a premium rental for the sublease or lump sum payment for an assignment) in excess of the rent due Landlord under this Lease, Tenant shall pay seventy-five percent (75%) of such excess, less Tenant's reasonable costs (not to exceed twenty five percent (25%) of such excess) to Landlord, which payment(s) to Landlord shall be made upon receipt of any such payment(s) by Tenant;

          14.4.3 Tenant shall not be then in default hereunder in any respect;

          14.4.4 Tenant shall deliver to Landlord one executed copy of all written instruments evidencing or relating to Tenant's assignment, transfer or sharing of the Premises; and

          14.4.5 Tenant shall provide a written agreement from any third party concerned that, in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereinafter make all payments otherwise due Tenant directly to Landlord. Any such payments will be received by Landlord without the imposition of any liability on Landlord, except to credit such payments against those due under the Lease. Any such third party shall agree to attorn to Landlord, or its successors and assigns, should this Lease be terminated for any reason; provided, however, that in no event shall Landlord, or its successors or assigns, be obligated to accept such attorn-

ment.

     14.5      Limitation on Consent.

          14.5.1 Tenant agrees and acknowledges that the conditions permitted to be imposed upon Landlord's grant of its consent hereunder are reasonable. Landlord's imposition of such conditions shall under no circumstances impair or limit Landlord's rights and remedies under California Civil Code Section 1951.4 or any successor statute.

          14.5.2 Landlord's consent to Tenant's Transfer on any one occasion shall apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Tenant, or any transferee, to obtain Landlord's consent to any other or subsequent Transfer, or as modifying or limiting Landlord's rights hereunder in any way. Landlord's acceptance of rent, or any other payment directly from any third party, shall not be construed as a waiver of any of Landlord's rights or as Landlord's agreement to accept the attornment of any third party, in the event of a termination of this Lease. In no event shall Landlord's enforcement of any provision of this Lease against any third party be deemed a waiver of Landlord's right to enforce any provision of this Lease against Tenant or any other person.

     14.6 Applicability to Successors. If Landlord gives consent to a Transfer, such third party in respect of which such consent was given may in turn apply to Landlord for its consent to subsequent Transfers. In such case, the provisions of this Section 14 shall apply as fully as possible to such third party
(including this Section 14.5 in the case of more remote transfers). Any such transfer shall be subject to all the terms and conditions of this Lease, and each such successive transfer shall be made only upon like conditions. Tenant, and each successor to Tenant's interest in the Premises, shall agree to remain fully responsible to Landlord for the performance of all of Tenant's obligations under this Lease.

15.  DEFAULT BY TENANT; LANDLORD'S REMEDIES

     15.1 Events of Default. Each of the following shall constitute a material default and breach by Tenant under this Lease:

          15.1.1 If Tenant is at any time in default of its obligations to pay any rent or other charges, and such default continues for more than five (5) days after the date upon which the obligation to pay is due;

          15.1.2 If Tenant is in default in the prompt and full performance of any other of its obligations under this Lease and such default continues more than thirty (30) days after Landlord's delivery of written notice specifying the particulars of such default, unless such default cannot be cured within thirty (30) days, in which case Tenant shall be in default if Tenant (a) does not commence the cure of such default within such thirty-day period, and
(b) actually cures such default within sixty (60) days of Landlord's delivery of written notice of such default;

          15.1.3 If Tenant vacates or abandons the Premises or otherwise fails to occupy and operate the Premises in accordance with the terms of this Lease;

          15.1.4 If Tenant or any guarantor of this Lease makes a general assignment or general arrangement for the benefit of creditors; or if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any guarantor and is not dismissed within thirty (30) days; or if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within sixty
(60) days; or if substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this Section
15.1.4 is not a default under this Lease and a trustee is appointed to take possession of Tenant's assets or if Tenant remains a debtor in possession and such trustee or Tenant transfers Tenant's interest in this Lease, then Landlord shall receive, as additional rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant hereunder; or

          15.1.5 If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease.

     15.2 Remedies Upon Breach of Lease. On the occurrence of any breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

          15.2.1 Terminate Tenant's right to possession of the Premises and re-enter the Premises by any lawful means. In such case, Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord reenters the Premises under the provisions of this Section, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any rent or other charges that are due or thereafter accruing, or Tenant's liability for damages under any of the provisions of this Lease. In the event of any such entry or taking possession of the Premises, Landlord shall have the right, but not the obligation, to remove from the Premises any personal property located therein and to place it in storage at a public warehouse at Tenant's expense and risk;

          15.2.2 Maintain Tenant's right to possession of the Premises, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due, and Landlord shall have the right to occupy or relet the whole or any part of the Premises for the account of Tenant; or

          15.2.3 Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.

     15.3      Termination.  Notwithstanding any other term or provision hereof to
the contrary, this Lease shall terminate on the occurrence of any act which affirms Landlord's intention to terminate this Lease as provided in this Section 15.3, including the filing of an unlawful detainer action against Tenant. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver at the initiative of Landlord shall not constitute a termination of Tenant's right to possession unless written notice of termination is given. On any such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees, incurred by Landlord in connection with filing, commencing, pursuing or defending any action in any bankruptcy court or other court with respect to the Lease, obtaining relief from any stay in bankruptcy restraining any action to evict Tenant or pursuing any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from minimum monthly rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

     15.4 Cumulative Rights. The rights and remedies given to Landlord in this Section shall be in addition and supplemental to all other rights or remedies which Landlord may have under the laws in force when the default occurs. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

     15.5      Landlord's Damages.

          15.5.1 If Landlord elects to terminate this Lease and Tenant's rights to possession of the Premises in accordance with the provisions of this Lease, Landlord may recover from Tenant as damages all of the following:

               A. The worth at the time of award of any unpaid rent and other charges which has been earned at the time of such termination; plus

               B. The worth at the time of award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves Landlord could have reasonably avoided; plus

               C. The worth at the time of award of the amount by which the unpaid rent and all other charges which Tenant would have paid for the balance of the term of the Lease after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; plus

               D. Any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord in (a) maintaining or preserving the Premises after such default,
(b) recovering possession of the Premises, including reasonable attorneys' fees therefor; (c) expenses of reletting the Premises to a new tenant, including necessary renovations or alterations of the Premises, reasonable attorneys' fees incurred, and leasing commission incurred; plus

               E. Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

          15.5.2 As used in Subsections A and B, above, the "worth at the time of award" is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum. As used in Subsection C, above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank located nearest to the Building in effect at the time of award, plus one percent (1%).

          15.5.3 For purposes of this Section 15, all rent other than minimum monthly rent shall, for purposes of calculating any amount due under the provisions of Subsection C, above, be computed on the basis of the average monthly amount of rent, other than minimum monthly rent, payable by Tenant during the immediately preceding thirty-six-month period, except that if it becomes necessary to compute such rental before such thirty-six-month period has expired, then such rent shall be computed on the basis of the average monthly amount of rent payable during such shorter period.

     15.6 No Waiver. The waiver by Landlord of any breach by Tenant of any provision, covenant or condition contained in this Lease shall not be deemed to be a waiver of such provision, covenant or condition, of any subsequent breach thereof, or of any other provision, covenant or condition of this Lease.

          15.6.1 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No provision, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord.

          15.6.2 Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed, except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy.

     15.7 Power of Receiver. Upon a default by Tenant, Landlord shall have the right to obtain the appointment of a receiver to take possession of the Premises and/or to collect the rents or profits. Tenant irrevocably agrees that any such receiver may, if necessary or convenient in order to collect such rents and profits, conduct the business then being carried on by Tenant on the Premises and that the receiver may take possession of any personal property belonging to Tenant and used in the conduct of such business, and may use the same in conducting such business on the Premises without compensation to Tenant for such use. Neither the application for nor the appointment of such a receiver shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given by Landlord.

     15.8 Landlord's Right to Cure Defaults. Landlord, at any time after Tenant commits a default in the performance of any of Tenant's obligations under this Lease, shall be entitled (but is not obligated) to cure such default, or to cause such default to be cured, at the sole cost and expense of Tenant. If, by reason of any default by Tenant, Landlord incurs any expense or pays any sum, or performs any act requiring Landlord to incur any expense or to pay any sum, including reasonable fees and expenses paid or incurred by Landlord in order to prepare and post or deliver any notice permitted or required by the provisions of this Lease, or otherwise permitted or contemplated by law, then the amount so paid or incurred by Landlord shall be immediately due and payable to Landlord by Tenant as additional Rent. Tenant hereby authorizes Landlord to deduct such sums from any Security Deposit held by Landlord. If there is no Security Deposit, such sums shall be paid by Tenant immediately upon demand by Landlord, and shall bear interest at the rate of ten percent (10%) per annum, or such greater sum as may be permitted by law from the date of such demand until paid in full.

     15.9 Assumption of Lease. If Tenant becomes a Debtor under Chapter 7 of the Bankruptcy Code ("Code"), or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:

          15.9.1 Cured or provided Landlord "Adequate Assurance" (as defined below) that: (a) within ten days from the date of such assumption the Trustee or Tenant will cure all monetary defaults under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default, including, without limitation, Landlord's reasonable costs, expenses, late charges and accrued interest as set forth in this Lease, and attorneys' fees incurred as a result of the default; (b) within thirty (30) days from the date of such assumption, the Trustee or Tenant will cure all nonmonetary defaults under this Lease; and (c) the assumption will be subject to all of the provisions of this Lease.

          15.9.2 For purposes of Sections 15.9 and 15.10, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum, "Adequate Assurance" shall mean: (a) the Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises properly staffed with sufficient employees to conduct a fully-operational, actively promoted business in the Premises; (b) the Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord and/or the Trustee, or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or nonmonetary defaults under this Lease within the time periods set forth above; and (c) the Trustee or Tenant at the very least shall deposit a sum equal to one month's minimum monthly rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant's future performance under the Lease.

     15.10 Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of Sections 15.9 and 15.10, for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee has complied with all of the provisions, covenants and conditions of Section 14. Landlord and Tenant acknowledge that such provisions, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.

     15.11 Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-in-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows:

          15.11.1 To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the Bankruptcy Court;

          15.11.2 To pay all monetary obligations required under this Lease, including, without limitation, the payment of minimum monthly rent, and such other additional rent charges payable hereunder which are considered reasonable compensation for the use and occupancy of the Premises;

          15.11.3 To provide Landlord a minimum thirty days' written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Premises, which abandonment shall be deemed a rejection of this Lease; and

          15.11.4 To perform to the benefit of Landlord otherwise required under the Code.

          The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.

     15.12 Cumulative Rights. The rights, remedies and liabilities of Landlord and Tenant set forth in Sections 15.9, 15.10 and 15.11 shall be in addition to those which may now or hereafter be accorded, or imposed upon, Landlord and Tenant by the Code.

16.  DEFAULTS BY LANDLORD

     If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such failure (or if such failure cannot reasonably be cured within thirty (30) days, if Landlord does not commence to cure the failure within that thirty-day period), then such failure shall constitute a default by Landlord. In such case, Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's default.

     16.1 Liability Limitation. Tenant and Landlord expressly agree that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income, including insurance proceeds, if any, actually received on account of Landlord's right, title and interest in the Property. No other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, or of partners or principals of such partners comprising Landlord, if any, or of the officers, shareholders or directors, if any, of any such entity) wherever situated, shall be subject to levy, attachment or execution, or otherwise used to satisfy any such judgment. Tenant hereby waives any right to satisfy a judgment against Landlord except from the rents, issues, profits and other income, including insurance proceeds, if any, actually received on account of Landlord's right, title and interest in the Property.

     16.2 Cure. If, after notice to Landlord of default, Landlord fails to cure the default as provided below, then subject to the provisions of this Lease, Tenant shall have the right to cure that default at Landlord's expense. In such case, Landlord shall pay the reasonable cost of such cure promptly following receipt of a bill from Tenant itemizing the cost of such cure. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any cost of such cure against any payments of rent or other charges due and payable to Landlord under this Lease, except as otherwise specifically provided in this Lease.

     16.3 Waiver of Code Provisions. Tenant hereby agrees that Civil Code Sections 1932(2), 1933(4), 1941 and 1942 shall not be applicable to this Lease and Tenant hereby waives any right it may have under any of such Civil Code Sections.

17.  ENVIRONMENTAL MATTERS

     Landlord does not have actual knowledge of the presence of any Hazardous Substances, as defined below, on the Property not in conformance with applicable law. Tenant has had sufficient opportunity to satisfy itself of the condition of the Premises prior to the execution hereof.

     17.1 Compliance. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations (collectively, "Hazardous Substances Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, hydrocarbons, flammables, explosives, asbestos, radioactive materials or wastes or other hazardous, toxic, contaminating or polluting materials, substances or wastes, including, without limitation, any hazardous substances which are the subject of any laws, ordinances or regulations intend to protect the environment or health, safety and welfare (collectively, the "Hazardous Substances").

     17.2 Licenses and Permits. Tenant shall, at its own expense, procure, maintain in effect, and comply with all conditions of any and all permits, licenses and other governmental and regulatory approval required for Tenant's use of the Premises, including, without limitation, discharge of appropriately treated materials or wastes which may be discharged into or through any sanitary sewer serving the Premises. Tenant shall, in all respects, deal with the Hazardous Substances in conformity with the Hazardous Substances Laws.

     17.3 Indemnification. Tenant shall indemnify, defend, by counsel reasonably acceptable to Landlord, protect, and hold Landlord and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees), damages or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by Tenant's failure to comply with any Hazardous Substances Law, or other environmental, health or safety law, regulation or ordinance. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any kind whatsoever related in any way to the repair, clean-up or remediation of the Premises, and the preparation and implementation of any closure, remedial action or other required plans. Tenant's obligations hereunder shall survive the expiration or earlier termination of the Term. For purposes of this indemnity provision, any acts or omission of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant, or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

18.  SUBORDINATION OF LEASE

     18.1 Subordination Agreement. Tenant agrees to execute, acknowledge and deliver to Landlord within ten days following Landlord's written request, such documents and instruments that may be necessary to subordinate this Lease to (a) any mortgages or trust deeds that now exist or may hereafter be placed upon the Premises by Landlord, (b) to any and all advances made or to be made thereunder,
(c) to the interest on all obligations secured thereby, (d) to all renewals, modifications, consolidations, replacements and extensions thereof, and (e) any easements, covenants, conditions or restrictions executed by Landlord provided that they do not materially interfere with Tenant's use, enjoyment and occupancy of the Premises. In each case the mortgagee or beneficiary named in any such mortgage or trust deed shall agree in writing that, as long as Tenant performs its obligations under this Lease, no foreclosure or deed in lieu of foreclosure, or sale under the encumbrance or other procedures to enforce the rights incident thereto, shall affect Tenant's rights under this Lease.

     18.2 Attornment. Tenant shall attorn to any purchaser at any foreclosure sale or to any grantee or transferee designated in any deed given in lieu of foreclosure.

     18.3 Estoppel Certificate. Within ten (10) days after receipt of a written request therefor, Tenant shall deliver in recordable form a written




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statement  certifying (if such is the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed to exist and such other information as Landlord may reasonably request be included in such statement. The failure of Tenant to deliver such certificate within such time period shall constitute conclusive affirmation by Tenant for the benefit of Landlord, its lender, mortgagee or assignee, and their respective successors in interest, that this Lease is in full force and effect and has not been modified except as may be represented by Landlord in its written request for such statement.

19.  LANDLORD'S ENTRY ON PREMISES

     19.1 Right of Entry. Landlord and its authorized representatives shall have the right without liability and without abatement of rent to enter the Premises at all reasonable times for, without limitation, any of the following purposes:

          19.1.1 To determine whether the Premises and/or the Building are in good condition, and whether Tenant is complying with its obligations under this Lease;

          19.1.2 To do any necessary maintenance, repairs, restoration or remodeling to the Premises and/or the Building that Landlord has the right or obligation to perform;

          19.1.3 To serve, post, or keep posted any notices required or allowed under the provisions of this Lease, including "for rent" or "for lease" notices during the last six months of this Lease, or during any period while Tenant is in default, and any notices provided by law for the protection of Landlord's interest in the Premises;

          19.1.4 To shore the foundations, footings and walls of the Building, and to erect scaffolding and protective barricades around and about the Building, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises or the Building; and

          19.1.5 To show the Premises and/or the Building to prospective purchasers, lenders, tenants, brokers and others for business purposes, and for such other purposes as Landlord may deem appropriate.

     19.2 Exercise of Right. Landlord shall exercise its rights of entry in a manner that will not interfere unreasonably with Tenant's use and occupancy of the Premises; provided that Landlord's entry and activities do not result from Tenant's default. Landlord shall not be liable in any other manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlord's entry on the Premises as provided herein, except damage resulting from the acts or omissions of Landlord or its authorized represent-

atives.

20.  SALE OR TRANSFER OF PREMISES

     If Landlord sells or transfers all or any portion of the Premises, the Building, or the improvements and land of which the Premises and the Building are a part, then Landlord shall be released from any liability thereafter accruing under this Lease upon (a) the consummation of such sale or transfer, and (b) Landlord accounting to any such transferee for any Security Deposit and prepaid rent of Tenant.

21.  SURRENDER ON TERMINATION; HOLDING OVER

     21.1 Surrender. On the last day of the Term, or upon sooner termination of this Lease, Tenant shall surrender to Landlord the Premises and all Tenant's improvements and alterations (except for improvements and alterations that Tenant has the right or is obligated to remove under the provisions of this Lease), broom clean, maintained and repaired in accordance with the terms hereof, and otherwise in the same condition as when received, except for reasonable wear and tear. Any damage to or deterioration of the Premises will not be deemed reasonable wear and tear if the same could have been prevented by good maintenance practices of Tenant. Tenant shall also remove all of its personal property on or prior to such last day. Tenant shall promptly repair any physical damage to the Premises arising as a result of Tenant's vacation of the Premises. Landlord may elect to retain or dispose of in any manner any improvements or alterations or Tenant's personal property that Tenant does not remove from the Premises on expiration or termination of the Term as allowed or required by this Lease by giving at least ten days' written notice to Tenant. Title to any such improvements or alterations or Tenant's personal property that Landlord elects to retain or dispose of on expiration of the ten-day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations or Tenant's personal property.

     21.2 Holding Over. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days' notice given at any time by either party. The minimum monthly rent for any such tenancy shall be equal to double the aggregate of the monthly minimum rent in effect on the date of such expiration. Such minimum rent shall be subject to adjustment as provided in this Lease. Such tenancy shall otherwise be subject to all of the terms and conditions of this Lease, except those pertaining to Term and Option(s) to extend, if any. Any holding over without Landlord's consent shall not give Tenant tenure.

22.  GENERAL PROVISIONS

     22.1 Notices. Any and all notices by Landlord to Tenant, or by Tenant to Landlord, shall be in writing and delivered personally or by U.S. certified mail, return receipt requested, addressed to the parties at the addresses specified on the signature page of this Lease. Either party may, at any time, change the address by written notice to the other party in accordance with this Section. If notice is mailed, it shall be deemed received on the third business day following the date on which it is mailed.

     22.2 Binding Effect; Complete Agreement. Landlord and Tenant agree that each of the provisions, conditions and obligations of this Lease shall extend to and bind, or inure to the benefit of (as the case may require), the respective parties hereto, and each and every one of their respective heirs, executors, administrators, representatives, successors and assigns. This Lease, and the exhibits hereto, constitute the entire agreement between the parties and may not be altered, amended, modified or extended, except by an instrument in writing signed by all parties. The parties respectively acknowledge and agree that neither has made any representations or warranties to the other not expressly set forth in this Lease. This Lease supersedes any proposals regarding the leasing of the Premises, whether written or oral. Any such proposals will be terminated, and of no force or effect, effective upon the execution of this Lease.

     22.3 Attorneys' Fees. If any legal action is instituted by either of the parties hereto to enforce or construe any of the provisions, conditions or covenants of this Lease, or the validity thereof, the party prevailing in any such action shall be entitled to recover from the other party all court costs and reasonable attorneys' fees to be set by the court, and the costs and fees incurred in enforcing any judgment entered. Attorneys' fees and costs, whenever mentioned in this Lease, shall include those incurred with respect to arbitration proceedings, if any.

     22.4 Partial Invalidity. If any term or provision, in whole or in part, of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid, unenforceable, or inapplicable in the stated circumstances or for stated purposes, in any jurisdiction, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid, unenforceable or inapplicable, shall not be affected. Each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

     22.5 Recordation; Quitclaim. Neither party shall record this Lease. Upon the request of Landlord, in Landlord's sole discretion, Tenant shall execute and acknowledge in recordable form a Memorandum of Lease in content agreeable to Landlord. The reasonable costs and expenses, including attorneys' fees, incurred by Landlord in preparing, filing and recording the Memorandum of Lease shall be borne by Landlord. Concurrently with the execution of any Memorandum of Lease, Tenant shall execute and deliver to Landlord for filing and recording, upon the expiration or termination of this Lease, a quitclaim deed designating Landlord, its successors and assigns, as the transferee of the Premises.

     22.6 Broker. Landlord shall pay a leasing commission to Leider Commercial Real Estate and Blair Hayes Commercial Real Estate in accordance with the terms of a separate listing agreement between Landlord and Leider Commercial Real Estate. Tenant represents and warrants to Landlord that Tenant has not engaged any broker or finder other than Blair Hayes Commercial Real Estate and shall indemnify, defend, and hold Landlord free and harmless from any and all claims arising from this transaction brought by any other finder or broker.

     22.7 Consent of Party. If this Lease requires the consent of a party hereto, such consent shall not be unreasonably withheld or delayed.

     22.8 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such corporation, in accordance with a duly adopted resolution of the Board of Directors, or in accordance with the Bylaws of such corporation; that this Lease is binding upon such corporation in accordance with its terms; that Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State in which the Premises are situated, if Tenant is a foreign corporation; that all franchise and corporate taxes have been paid to date; and that all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

     22.9 Time. Time is of the essence of this Lease and each and every term, covenant and condition.

     22.10 Signs. Tenant shall install signs, at Tenant's sole expense, on the Premises in accordance with the City of Santa Barbara sign ordinance and with Landlord's prior approval. Tenant shall have the exclusive right to signage to the main entrance to the Building, with the exception of the existing wall-mounted tenant directory sign. The monument sign will be converted back to building identification signage.

     22.11 Financial Statements. Tenant shall deliver to Landlord copies of such financial statements as are submitted to the Securities and Exchange Commission with Tenant's Form 10-Q and 10-K within ten (10) business days of the filing thereof.

     22.12 Confidentiality of Lease. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and impair Landlord's relationship with other tenants of the Building. Tenant agrees that it, its partners, officers, directors, employees and attorneys, shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of Landlord. A breach of this covenant by Tenant shall constitute a material default under this Lease that, by its nature, is not susceptible to cure by Tenant. It is understood and agreed that damages, alone, would be an inadequate remedy for the breach of this provision by Tenant. Landlord therefore shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach, as well as all other remedies available at law or in equity.

     22.13 Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Building. Tenant assumes all responsibility for the protection of Tenant and its agents, employees and invitees, and the property of Tenant, and its agents, employees and invitees, from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security protection for the Building or any part thereof, in which event the cost thereof shall be included as an Operating Cost.

     22.14 Construction of Lease. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against Landlord or Tenant.

     22.15 Negation of Joint Venture. Nothing in this Lease shall cause Landlord in any way to be construed as an employer, employee, fiduciary, a partner, a joint venturer, or otherwise associated in any way with Tenant in the operation of the Premises. Nothing contained herein shall subject Landlord to any obligation, loss, charge or expense connected with or arising from Tenant's operation in or use of the Premises.

     22.16 Triple Net Lease. The parties agree that the general intent and purpose of this Lease is that this Lease shall be an absolute triple net lease with respect to Landlord. Tenant shall pay its pro rata share of all Operating Costs for the Premises, the common areas of the Building, the Building and the land on which it is situated. Landlord and Tenant intend that the rental return to Landlord shall not be reduced, offset or diminished directly or indirectly by any cost, charge or expense due from Tenant and others in connection with the Premises, Building or land upon which the Building is situated, nor subject to suspension or termination for any reason. Landlord and Tenant agree that all provisions of this Lease shall be interpreted in a manner consistent with and subordinate to such general intent and purpose. Tenant further acknowledges that all tenants of the Building may not be subject to triple net leases.

     22.17 Liquidated Damages. BY INITIALING IN THE SPACES PROVIDED BELOW, THE PARTIES AGREE THAT A LATE OPENING OF THE PREMISES, LATE OR INSUFFICIENT PAYMENT OF RENT OR OTHER CHARGES PAYABLE HEREUNDER, OR TENANT'S HOLDING OVER, WILL CAUSE LANDLORD TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, THE EXACT AMOUNT OF SUCH COSTS BEING EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN. SUCH COSTS
INCLUDE ADMINISTRATIVE EXPENSES AND LOST GOOD WILL TO THE BUILDING. THEREFORE, THIS LEASE PROVIDES FOR CERTAIN LATE CHARGES AND OTHER LIQUIDATED DAMAGES. SUCH LATE CHARGES AND DAMAGES REPRESENT FAIR AND REASONABLE ESTIMATES OF THE COSTS AND/OR DAMAGES THAT LANDLORD WILL INCUR UNDER THE CIRCUMSTANCES. ACCEPTANCE OF ANY SUCH LATE CHARGE OR DAMAGES SHALL CONSTITUTE NEITHER A WAIVER OF TENANT'S DEFAULT NOR AN ELECTION OF REMEDY.

          LANDLORD                      TENANT









            (Signatures appear on the following page.)

     IN WITNESS WHEREOF, the parties have executed this Lease on this 16 day of February, 1998, at the location of the Premises.

                              "LANDLORD":

                              BATH STREET PARTNERS,
                              a California limited partnership


                              By  /s/ ALEX N. PANANIDES
                                  ---------------------
                                Alex N. Pananides,
                                General Partner


                              Address:

                              3740 State Street
                              Santa Barbara, California 93105


                              "TENANT":

                              AVTEL COMMUNICATIONS, INC., a
                              Delaware corporation


                              By /s/ ANTHONY E. PAPA
                                 -------------------
                                 Anthony E. Papa, Chief Executive Officer

                              By /s/ JAMES P. PISANI
                                 -------------------
                                 James P. Pisani, Chief Operating Officer


                              Address:

                              Prior to the Commencement Date:
                              AvTel Communications, Inc.
                              130 Cremona Drive, Suite C
                              Santa Barbara, California 93117

                              After the Commencement Date:
                              AvTel Communications, Inc.
                              505 Bath Street*
                              Santa Barbara, California 93101

                              *subject to the provisions of
                               Section 1.4




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